Exhibit 99.1

June 26, 2020

Penn Virginia Announces Resignation of Director

HOUSTON, June 26, 2020 (GLOBE NEWSWIRE) — Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ:PVAC) today announced the resignation of Brian Steck from Penn Virginia’s Board of Directors effective June 26, 2020, following a reduction of Mangrove Partners’ holdings in the Company. Mr. Steck’s resignation was not the result    of any disagreements with the Company.

Darin Holderness, Chairman of the Penn Virginia Board, commented, “Brian has been an invaluable resource to the Company over the past year. On behalf of the entire Board, I would like to thank Brian for his contributions and service and wish him continued success in the future.”

About Penn Virginia Corporation

Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, natural gas liquids, or NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.

Forward-Looking Statements

Certain statements contained herein that are not descriptions of historical facts are “forward- looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Additional information concerning these and other factors can be found in the Company’s press releases and filings with the SEC. Many of the factors that will determine the Company’s future results are beyond the ability of management or the Board to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this release speak only as of the date of this release. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Contact

Clay Jeansonne

Investor Relations

Ph: (713) 722-6540

E-Mail: invest@pennvirginia.com

Source: Penn Virginia Corporation